UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2021

BUSINESS FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 31, 2021, the boards of directors of Business First Bancshares, Inc. (“Business First”) and b1BANK appointed Drew Brees to serve as a director of each of Business First and b1BANK. Each board increased its respective size to 17 directors. Mr. Brees has not been appointed to serve on any committees of the Business First board of directors at this time.

On March 15, 2021, b1BANK and Mr. Brees entered into a certain Ambassador Agreement, by virtue of which Mr. Brees agreed to, among other things, serve on the board of directors of Business First and b1BANK, license the use of his name, image and likeness to b1BANK, and promote b1BANK to its clients and communities. The initial term of the agreement is five years. The total compensation to be paid Mr. Brees under the agreement is $2,500,000, payable in semi-annual installments.

The Board determined that Mr. Brees is not an independent director under applicable Nasdaq listing standards. Except as described above, there is no arrangement or understanding between Mr. Brees and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Brees and any of Business First’s other directors or executive officers. Mr. Brees does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, except as described above, other than deposits, loans, and other financial services related transactions with b1BANK made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to Business First or b1BANK, and do not involve more than normal risk of collectability or present other features unfavorable to b1BANK.

Item 7.01	Regulation FD Disclosure.

On March 31, 2021, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, regarding the appointments of Mr. Brees to the boards of directors of Business First and b1BANK.

The information contained herein and the exhibit attached herewith shall be deemed furnished and not filed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Business First Bancshares, dated March 31, 2021, announcing the appointment of Mr. Brees to the boards of directors of Business First and b1BANK.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 31, 2021

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer